UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 21, 2009

SUMTOTAL SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-50640	42-1607228
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1808 North Shoreline Boulevard

Mountain View, California 94043

(Address of principal executive offices, including zip code)

(650) 934-9500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

On July 21, 2009, SumTotal Systems, Inc. (the “Company”) terminated the Credit Agreement, entered into as of October 4, 2005, by and among the lenders signatory thereto, Wells Fargo Foothill, Inc. and the Company, as amended (the “Credit Agreement”). Prior to termination, there was no amount outstanding under the Credit Agreement. The Company did not incur any material early termination penalties in connection with the termination of the Credit Agreement.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 21, 2009, pursuant to the terms of the Agreement and Plan of Merger, dated as of May 26, 2009, by and among Amber Holding Inc. (“Newco”), a Delaware corporation and an affiliate of Vista Equity Partners Fund III, L.P. (“Vista”), Amber Acquisition Inc., a Delaware corporation and a wholly-owned subsidiary of Newco (“Merger Sub”), and the Company (the “Merger Agreement”), Merger Sub was merged with and into the Company (the “Merger”) and the Company continued as the surviving corporation. As a result of the Merger, each share of common stock of the Company, $0.001 par value (each, a share of “Common Stock” and such Common Stock collectively the “Shares”), then outstanding (other than Shares owned by the Company, Newco, Merger Sub, Vista or certain of its affiliates immediately prior to the Merger) has been converted into the right to receive $4.85 in cash, without interest and less any applicable withholding tax, payable to the holder thereof upon surrender of the certificate formerly representing such Shares or confirmation of the book-entry transfer of such Shares into the payment agent’s account, and the Company has become a wholly-owned subsidiary of Newco.

The foregoing description of the Merger Agreement (including the description of the consideration paid in connection with the Merger) is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Form 8-K filed by the Company on May 27, 2009.

A copy of the press release issued on July 21, 2009 announcing the completion of the Merger is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

As a result of the Merger, the Company no longer fulfills the numerical listing requirements of the NASDAQ Global Market (“NASDAQ”). Accordingly, the Company has requested that the Shares be withdrawn from listing on NASDAQ as of the close of market on July 21, 2009. NASDAQ has filed with the Securities and Exchange Commission (the “SEC”) a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on Form 25 to delist and deregister the Common Stock. Upon the filing of the Form 25 by NASDAQ, the Shares are no longer listed on NASDAQ. The Company will file with the SEC a Certification on Form 15 under the Exchange Act, requesting that the Common Stock be deregistered and that the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03.	Material Modification to Rights of Security Holders.

The information disclosed in Item 3.01 is hereby incorporated by reference.

Item 5.01.	Change in Control of Registrant.

The information disclosed in Item 3.01 is hereby incorporated by reference.

As a result of the Merger, there has been a change in control of the Company, and Newco now controls the Company. The Company is now a wholly-owned subsidiary of Newco.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) On July 21, 2009, pursuant to the Merger Agreement, all of the directors of the Company resigned from the Company’s Board of Directors. Such members are: (i) Arun Chandra; (ii) Jack Acosta; (iii) John W. Coné; (iv) Donald E. Fowler; (v) Ali R. Kutay; (vi) Sally Narodick; (vii) Kevin Oakes; and (viii) Vijay Vashee.

(b) On July 21, 2009, in connection with the Merger, Arun Chandra, the Company’s Chief Executive Officer, stepped down from his position as Chief Executive Officer of the Company.

(c) On July 21, 2009, after the effective time of the Merger, the Board of Directors of the Company unanimously appointed Barbara D. Stinnett as President of the Company, effective as of July 21, 2009.

(d) Pursuant to the Merger Agreement, at the effective time of the Merger, Robert F. Smith, Brian N. Sheth and Robert B. Rogers became directors of the Company. On July 21, 2009, after the effective time of the Merger, the Board of Directors of the Company unanimously appointed the following additional individuals to the Company’s Board of Directors: (i) Barbara D. Stinnett; (ii) Vince L. Burkett; and (iii) Martin A. Taylor.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

After the effective time of the Merger, the Amended and Restated Certificate of Incorporation of the Company, filed with the Secretary of the State of Delaware on March 18, 2004, was amended and restated by the Amended and Restated Articles of Incorporation of SumTotal Systems, Inc. filed with the Secretary of the Sate of Delaware on July 21, 2009 (the “New Charter”). Among other things, the New Charter changed the Board of Directors from a classified board to a single class board and permits the stockholders of the Company to take action by unanimous written consent. A copy of the New Charter is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

After the effective time of the Merger, the Amended and Restated Bylaws of the Company, adopted on March 18, 2004, were amended and restated by the adoption of the Amended and Restated Bylaws of the Company, adopted on July 21, 2009 (the “New Bylaws”). A copy of the New Bylaws is attached hereto as Exhibit 3.2 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 3.1	Amended and Restated Certificate of Incorporation of SumTotal Systems, Inc., filed with the Secretary of the State of Delaware on July 21, 2009.

Exhibit 3.2	Amended and Restated Bylaws of SumTotal Systems, Inc.

Exhibit 99.1	Press Release issued on July 21, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SumTotal Systems, Inc.

Date: July 23, 2009

	By:	/s/ Neil J. Laird
Neil J. Laird Chief Financial Officer